Exhibit 10.21

Confidential

Employee Stock Subscription Agreement

(Purchased Shares)

This Employee Stock Subscription Agreement, dated as of                  , 2015 between CD&R Landscapes Parent, Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to, and is subject to the terms of, the CD&R Landscapes Parent, Inc. Stock Incentive Plan. The meaning of each capitalized term may be found in Section 9.

The Company and the Employee hereby agree as follows:

Section 1. Purchase and Sale of Common Stock

(a) In General. Subject to all of the terms of this Agreement, at the Closing the Employee shall purchase, and the Company shall sell, the aggregate number of shares of Common Stock set forth on the signature page hereof (the “Shares”), at the purchase price set forth on the signature page hereof.

(b) Condition to Sale. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Common Stock to any person who is not an employee of the Company or any of the Subsidiaries at the time that such Common Stock is to be sold or who is a resident of a jurisdiction in which the sale of Common Stock to him or her would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

(c) Subsequent Acquisitions upon Exercise of Stock Options. Upon the acquisition by the Employee of Common Stock following the date of this Agreement upon the exercise of stock options held by the Employee, the shares of Common Stock acquired upon such exercise, as the case may be, shall, except as expressly set forth herein, be deemed to be “Shares” for purposes of the substantive provisions of this Agreement (such Shares, the “Option Shares”).

Section 2. The Closing

(a) Time and Place. The Company shall determine the time and place of the closing of the purchase and sale of the Shares (the “Closing”).

(b) Delivery by the Employee. At or prior to the Closing, the Employee shall deliver to the Company the aggregate purchase price for the Shares in form acceptable to the Company. If requested by the Company, the Employee shall at the Closing also deliver to the Company an undated stock power, duly executed in blank, for the Shares, and a form of spousal waiver with respect to the Shares.

(c) Delivery by the Company. At the Closing, the Company shall register the Shares in the name of the Employee. If the Shares are certificated, any certificates relating to the Shares shall be held by the Secretary of the Company or his or her designee on behalf of the Employee.

Section 3. Employee’s Representations and Warranties

(a) Access to Information, Etc. The Employee represents, warrants and covenants as follows:

(i) the Employee has carefully reviewed the Offering Memorandum, dated as of March 5, 2014, each of its exhibits, annexes and other attachments, each document incorporated by reference into the Offering Memorandum, and the other materials furnished to the Employee in connection with the offer and sale of the Shares pursuant to this Agreement;

(ii) the Employee has had an adequate opportunity to consider whether or not to purchase any of the Common Stock offered to the Employee, and to discuss such purchase with the Employee’s legal, tax and financial advisors;

(iii) the Employee understands the terms and conditions that apply to the Shares and the risks associated with an investment in the Shares;

(iv) the Employee has a good understanding of the English language;

(v) the Employee is, and will be at the Closing, an officer or employee of the Company or one of the Subsidiaries; and

(vi) the Employee is, and will be at the Closing, a resident of the jurisdiction indicated as his or her address set forth on the Investor Worksheet submitted by the Employee to the Company in connection with this investment.

(b) Ability to Bear Risk. The Employee represents and warrants as follows:

(i) the Employee understands that the transfer restrictions that apply to the Shares may effectively preclude the transfer of any of the Shares prior to a Public Offering;

(ii) the financial situation of the Employee is such that he or she can afford to bear the economic risk of holding the Shares for an indefinite period;

(iii) the Employee can afford to suffer the complete loss of his or her investment in the Shares; and

(iv) the Employee understands that the Company’s Financing Agreements may restrict the ability of the Company to repurchase the Shares pursuant to Section 5 and that the Company and the Subsidiaries may enter into or amend, refinance or enter into new Financing Agreements without the consent of the Employee and without regard to the impact on the Company’s ability to repurchase the Shares.

(c) Voluntary Purchase. The Employee represents and warrants that the Employee is purchasing the Shares voluntarily.

(d) No Right to Awards. The Employee acknowledges and agrees that the sale of the Shares and the grant of any options that are awarded to the Employee in connection with the purchase of the Shares (i) are being made on an exceptional basis and are not intended to be renewed or repeated, (ii) are entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any securities in the future.

(e) Investment Intention. The Employee represents and warrants that the Employee is acquiring the Shares solely for his or her own account for investment and not on behalf of any other Person or with a view to, or for sale in connection with, any distribution of the Shares.

(f) Securities Law Matters. The Employee acknowledges and represents and warrants that the Employee understands that:

(i) the Shares have not been registered under the Securities Act or any state or non-United States securities or “blue sky” laws;

(ii) it is not anticipated that there will be any public market for the Shares;

(iii) the Shares must be held indefinitely and the Employee must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under applicable securities and other laws or an exemption from registration is available;

(iv) the Company is under no obligation to register the Shares or to make an exemption from registration available; and

(v) until such time as the restrictions on transferability set forth in this Agreement terminate, a restrictive legend shall be placed on any certificates representing the Shares that makes clear that the Shares are subject to such restrictions and a notation shall be made in the appropriate records of the Company or any transfer agent indicating that the Shares are subject to such restrictions.

(g) Voting Proxy. By entering into this Agreement and purchasing the Shares, during the period beginning as of the date hereof and ending upon the consummation of a Public Offering, the Employee hereby irrevocably grants to and appoints the Investors collectively (to act by unanimous written consent) as the Employee’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Employee, to vote or act by unanimous consent with respect to the Shares. The Employee hereby affirms that the irrevocable proxy set forth in this Section 3(g) will be valid until the consummation of a Public Offering and is given to secure the performance of the obligations of the Employee under this Agreement. The Employee hereby further affirms that the proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest and shall extend for the term of this Agreement, or, if earlier, until consummation of a Public Offering or the last date permitted by law. For the avoidance of doubt, except as expressly contemplated by this Section 3(g), the Employee has not granted and shall not grant a proxy to any Person (other than the Investors) to exercise the rights of the Employee under this Agreement or any other agreement relating to the Shares to which the Employee is a party.

Section 4. Restriction on Transfer of Shares

(a) In General. Prior to a Public Offering, the Employee shall not Transfer any of the Shares other than (i) upon the Employee’s death by will or by the laws of descent and distribution, (ii) repurchases by the Company or the Investors pursuant to Section 5 hereof, (iii) pursuant to Section 6 or Section 7 of this Agreement or (iv) with the Company’s consent (including for any transfers for estate planning purposes). Shares may only be Transferred in a manner that complies with all applicable securities laws and, if the Company so requests, prior to any attempted Transfer the Employee shall provide to the Company at the Employee’s expense such information relating to the compliance of such proposed Transfer with the terms of this Agreement and applicable securities laws as the Company shall reasonably request, which may include an opinion in form and substance reasonably satisfactory to the Company of counsel regarding such securities law or other matters as the Company shall request (such counsel to be reasonably satisfactory to the Company). In the event that there occurs a Transfer of the Employee’s Shares by will or by the laws of descent and distribution or with the Company’s consent, each transferee shall agree in writing to be bound by and comply with the repurchase rights, transfer and other restrictions contained herein with respect to the Shares Transferred to him or her.

(b) No Transfer That Would Result In Registration Requirements. Prior to a Public Offering, the Shares may not be Transferred if such Transfer would result in the Company becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or other similar provision of non-U.S. law) or would increase the risk that the Company would be subject to such reporting requirements as determined by the Company in its sole and absolute discretion. Any purported Transfer in violation of this Section 4(b) shall be void ab initio.

(c) Expiration Upon a Public Offering. The provisions of this Section 4 shall terminate upon the consummation of a Public Offering.

Section 5.	Options Effective on Termination of Employment Prior to a Public Offering

(a) Rights of the Company and the Investors. If the Employee’s employment with the Company terminates for any reason prior to a Public Offering, the Company may elect to purchase all or a portion of the Shares by written notice to the Employee delivered on or before the 60th day after the Determination Date. The Investors may elect to purchase all or any portion of the Shares that the Company has not elected to purchase by written notice to the Employee delivered at any time on or before the 80th day after the Determination Date (the “Second Option Period”).

(b) Limited Right of the Employee to Require the Company to Repurchase Shares. If the Employee’s employment with the Company is terminated by reason of the Disability or death of the Employee and the right of repurchase pursuant to Section 5(a) has been exercised with respect to fewer than all of the number of Shares set forth on the signature page hereof (as may be adjusted pursuant to Section 3.3 of the Stock Incentive Plan), the Employee may, by written notice delivered to the Company within 30 days following the expiration of the Second Option Period, require the Company or the Investors, as applicable, to purchase a number of the Employee’s Shares equal to the number of Shares set forth on the signature page hereof minus the number of Shares repurchased pursuant to Section 5(a). For avoidance of doubt, Option Shares shall not be subject to the limited right of repurchase contained in this Section 5(b).

(c) Repurchase Price. The purchase price per Share pursuant to this Section 5 shall equal the Fair Market Value as of the later of (i) the effective date of the Employee’s termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and (ii) six months and one day from the date of the Employee’s acquisition of the Shares pursuant to this Agreement (such date, the “Determination Date”), provided that if the Employee’s employment is terminated by the Company for Cause, the purchase price per Share shall equal the lesser of (i) the Fair Market Value of such Share as of the Determination Date and (ii) the price at which the Employee purchased such Share from the Company (which, for Option Shares, shall be the exercise price) as adjusted pursuant to Section 3.3 of the Plan. For purposes of this Section 5, the Company may, at its discretion, treat Shares that are acquired less than six months and one day prior to the effective date of the Employee’s termination of employment (such Shares, the “Immature Shares”) as having separate Determination Dates from the Determination Date applicable to Shares that are not Immature Shares.

(d) Closing of Purchase; Payment of Repurchase Price. Subject to Section 5(f), the closing of a repurchase pursuant to this Section 5 shall take place at the principal office of the Company on a business day selected by the Company no later than the 90th day following the Determination Date (or, in the case of a purchase pursuant to Section 5(b), no later than 10 business days following the Company’s receipt of written notice from the Employee pursuant to Section 5(b)). Subject to the periods specified in the immediately preceding sentence, the closing date of a purchase pursuant to this Section 5, once scheduled, may be adjourned or accelerated by the Company in its discretion. At the closing of such repurchase, (i) the Company or the Investors, as the case may be, shall, subject to Section 5(e), pay the Repurchase Price to the Employee and (ii) if the Employee actually holds any certificates or other instruments representing the Shares so purchased, the Employee shall deliver to the Company such certificates or other instruments, appropriately endorsed by the Employee or directing that the shares be so transferred to the purchaser thereof, as the Company may reasonably require. Prior to the closing of such repurchase, at the request of the Company, the Employee (or, if applicable, the Employee’s beneficiaries, estate or legal representative) shall execute and deliver a stock repurchase agreement evidencing the purchase pursuant to this Section 5 in form delivered to the Employee by the Company consistent with the provisions of this Agreement and containing a release of claims relating to the ownership of the Shares (other than payment of the Repurchase Price therefor, subject to the Employee’s compliance with the terms of this Agreement and such repurchase agreement). By entering into this Agreement and purchasing the Shares, the Employee hereby appoints the Company as the Employee’s true and lawful attorney-in-fact, with full power of substitution, and authorizes the Company to take such actions as the Company may deem necessary or appropriate to effect the sale and transfer of the Shares pursuant to this Section 5 on the closing date of such repurchase, including, without limitation, executing any stock power or stock repurchase agreement.

(e) Application of the Repurchase Price to Certain Loans or Other Obligations. The Company and the Investors shall be entitled to apply any amounts otherwise payable pursuant to this Section 5 to discharge any indebtedness of the Employee to the Company or any of the Subsidiaries or indebtedness that is guaranteed by the Company or any of the Subsidiaries or to offset any such amounts against any other obligations of the Employee to the Company or any of the Subsidiaries; provided that in the event the Investors do not reach an agreement with respect to such allocation prior to the time at which any such purchase would occur, the rights shall be allocated pro rata between the Investors based on their ownership of the Company’s Common Stock at the time of such purchase (including shares of preferred stock convertible into Common Stock, on an as-converted basis).

(f) Certain Restrictions on Repurchases; Delay of Payment of Repurchase Price. Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to make any payment with respect to a repurchase of any Shares from the Employee if (i) such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under any of the Financing Agreements, (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation and By-laws of the Company or (iii) the Company has no funds legally available to make such payment under the General Corporation Law of the State of Delaware. If payment with respect to a repurchase by the Company otherwise permitted or required under this Section 5 is prevented by the terms of the preceding sentence, (x) the payment of the applicable Repurchase Price shall be postponed and will take place at the first opportunity thereafter when the Company has funds legally available to make such payment and when such payment will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation or By-laws, (y) such repurchase obligation shall rank against other similar repurchase obligations with respect to Common Stock according to priority in time of the effective date of the termination of employment giving rise to such repurchase (provided that any repurchase commitment arising from Disability or death shall have priority over any other repurchase obligation) and (z) the Repurchase Price, except in the case of a termination for Cause, shall be increased by an amount equal to interest on such Repurchase Price for the period during which payment is delayed at an annual rate equal to the weighted average cost of the Company’s senior secured bank indebtedness outstanding during the delay period.

(g) Right to Retain Shares. If the options of the Company and the Investors to purchase the Shares pursuant to this Section 5 are not exercised within the applicable time periods specified in Section 5(a) with respect to all of the Shares, the Employee shall be entitled to retain the remaining Shares, although those Shares shall remain subject to all of the other provisions of this Agreement.

(h) Notice of Termination; Etc. Prior to a Public Offering, the Company shall give prompt written notice to the Investors of any termination of the Employee’s employment with the Company and of the Company’s decision whether or not to purchase Shares pursuant to Section 5(a).

(i) Expiration upon a Public Offering. The provisions of this Section 5 shall terminate upon a Public Offering, provided that such termination shall not affect the Company’s repurchase right following a termination for Cause that was effective (or deemed to be effective) prior to such Public Offering or any payment obligation postponed pursuant to Section 5(f).

(j) Allocation of Purchase Rights. The Employee acknowledges and agrees that the Investors may allocate their purchase rights under this Section 5, as among themselves, in such manner as they, in their sole discretion, may agree from time to time.

Section 6. “Tag-Along” Rights

(a) Sale Notice. At least 30 days before any of the Investors (whether acting alone or jointly with one or more of the other Investors) consummates a sale or Transfer (including, without limitation, by way of stock sale, merger, consolidation or otherwise) of more than 50.01% of the Common Stock (including shares of preferred stock convertible into Common Stock, calculated on an as-converted basis) collectively owned by the Investors as of December 23, 2013 to a Third-Party Buyer, the Company will deliver a written notice (the “Sale Notice”) to the Employee. The Sale Notice will disclose the material terms and conditions of the proposed sale or Transfer, including the number of shares of Common Stock that the prospective transferee is willing to purchase, the proposed purchase price per share and the intended consummation date of such sale.

(b) Right to Participate. The Employee may elect to participate in the sale or other Transfer described in the Sale Notice by giving written notice to the applicable Investors and the Company within 15 days after the Company has given the related Sale Notice to the Employee. If the Employee elects to participate, the Employee will be entitled to sell in the contemplated transaction, at the same price and on the same terms and conditions as set forth in the Sale Notice, an amount of Shares equal to the product of (i) the quotient determined by dividing (A) the percentage of the Company’s then outstanding Common Stock represented by the Shares then held by the Employee by (B) the aggregate percentage of the Company’s then outstanding Common Stock represented by the Common Stock then held by the Investor(s) participating in the sale or other Transfer described in the Sale Notice and all holders of Common Stock electing to participate in such sale, in each case including shares of preferred stock convertible into Common Stock, on an as-converted basis, and (ii) the number of shares of Common Stock (including shares of preferred stock convertible into Common Stock, on an as-converted basis) the prospective transferee has agreed to purchase in the contemplated transaction. Notwithstanding anything to the contrary in any Sale Notice, (i) the Employee shall agree to make customary representations, and shall agree to customary covenants, indemnities and agreements, so long as they are made severally and not jointly; (ii) any general indemnity given by any Investor, applicable to liabilities not specific to such Investor, to the transferee in connection with such sale shall be apportioned among the Employee and all other Persons participating in such sale or Transfer on a pro rata basis, based on the consideration received by each such Person in respect of his, her or its Shares to be sold or Transferred, (iii) any indemnity given by the Employee shall not exceed the Employee’s net proceeds from the sale, and (iv) any representation relating specifically to a Person and/or his, her or its ownership of the Shares to be sold or Transferred shall be made only by such Person. The fees and expenses incurred in connection with such sale or Transfer and for the benefit of all Persons participating in such sale or Transfer (it being understood that costs incurred by or on behalf of a Person for his, her or its sole benefit will not be considered to be for the benefit of all Persons participating in such sale or Transfer), to the extent not paid or reimbursed by the Company or the transferee, shall be shared by the Employee and all other Persons participating in such sale or Transfer on a pro rata basis, based on the consideration received by each such Person in respect of its Shares to be sold or Transferred; provided that no such Person shall be obligated to make any out-of-pocket expenditure in respect of such fees or expenses prior to the consummation of such sale or Transfer (excluding de minimis expenditures).

(c) Certain Matters Relating to the Investors. The Company will use its commercially reasonable best efforts to cause the Investors to conduct any sale that is within the scope of this Section 6 in a manner consistent with this Section 6. If the Company is not able to do so or fails to give the Sale Notice to the Employee as prescribed in Section 6(a), the Employee’s sole remedy shall be against the Company.

(d) Expiration Upon a Public Offering. The provisions of this Section 6 shall terminate upon the consummation of a Public Offering.

Section 7. “Drag-Along” Rights

(a) Drag-Along Notice. If any of the Investors (whether acting alone or jointly with one or more of the other Investors) intends to sell or otherwise Transfer, or enter into an agreement to sell or otherwise Transfer, for cash or other consideration (including, without limitation, by way of stock sale, merger, consolidation or otherwise), more than 50.01% of the Common Stock (including shares of preferred stock convertible into Common Stock, on an as-converted basis) collectively owned by the Investors as of December 23, 2013 to a Third-Party Buyer and the applicable Investor(s) elects to exercise its rights under this Section 7, the Company shall deliver written notice (a “Drag-Along Notice”) to the Employee, which notice shall state (i) that the Investor(s) wishes to exercise its rights under this Section 7 with respect to such sale, (ii) the name and address of the Third-Party Buyer, (iii) the per share amount and form of consideration the applicable Investor(s) proposes to receive for its Common Stock (or preferred stock convertible into Common Stock, as the case may be), (iv) the material terms and conditions of payment of such consideration and all other material terms and conditions of such sale, and (v) the anticipated time and place of the closing of the purchase and sale (a “Drag-Along Closing”).

(b) Conditions to Drag-Along. Upon delivery of a Drag-Along Notice, the Employee shall have the obligation to sell and transfer to the Third-Party Buyer at the Drag-Along Closing the percentage of the Employee’s Shares equal to the percentage of the Common Stock (including shares of preferred stock convertible into Common Stock, on an as-converted basis) owned by the Investor(s) that are to be sold to the Third-Party Buyer (the “Applicable Percentage”) on the same terms as the applicable Investor(s), but only if such Investor(s) sells and transfers the Applicable Percentage of the Investor’s Common Stock (or preferred stock convertible into Common Stock, as the case may be) to the Third-Party Buyer at the Drag-Along Closing. Notwithstanding anything to the contrary in any Drag-Along Notice, (i) the Employee shall agree to make or agree to the same customary representations, covenants, indemnities and agreements as the other Persons participating in such sale or Transfer so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each such Person in respect of its Shares to be sold or Transferred; (ii) any general indemnity given by any Person, applicable to liabilities not specific to such Person, to the purchaser in connection with such sale shall be apportioned among the Employee and all other Persons participating in such sale or Transfer according to the consideration received by each such Person and shall not exceed such Person’s net proceeds from the sale; and (iii) any representation relating specifically to a Person shall be made only by that Person and any indemnity given with respect to such representation shall be given only by such Person and not in an amount exceeding the amount of the net proceeds received by such Person in such sale or Transfer. All fees and expenses related to any such sale or Transfer, including the fees of any such investment banking firm but not including the fees of counsel for any individual Person, shall be paid by the Company or to the extent not paid or reimbursed by the Company or the transferee, shall be shared by the Employee and all other Persons participating in such sale or Transfer on a pro rata basis (it being understood that such reimbursement will not include costs incurred by or on behalf of a Person for his, her or its sole benefit), based on the consideration to be received by each such Person in respect of his, her or its Shares to be sold or Transferred; provided that no such Person shall be obligated to make any out-of-pocket expenditure prior to the consummation of such sale or Transfer (excluding de minimis expenditures).

(c) Power of Attorney, Custodian, Etc. By entering into this Agreement and purchasing the Shares, the Employee hereby appoints the applicable Investor(s) and any Affiliates of such Investor(s) so designated by the Investor(s) the Employee’s true and lawful attorney-in-fact and custodian, with full power of substitution (the “Custodian”), and authorizes the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the Applicable Percentage of the Employee’s Shares to the Third-Party Buyer, upon receipt of the purchase price therefor at the Drag-Along Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale or transfer, including consenting to any amendments, waivers (including waivers of dissenters’ or appraisal rights that the Employee may hold with respect to such sale or transfer), modifications or supplements to the terms of the sale (provided that the applicable Investor also so consents, and, to the extent applicable, sells and transfers the Applicable Percentage of its Common Stock (or preferred stock convertible into Common Stock, as the case may be) on the same terms as so amended, waived, modified or supplemented) and instructs the Secretary of the Company (or other person holding any certificates for the Shares) to deliver to the Custodian any certificates representing the Applicable Percentage of the Employee’s Shares, together with all necessary duly-executed stock powers. If so requested by the applicable

Investor(s) or the Company, the Employee will confirm the preceding sentence in writing in form and substance reasonably satisfactory to such Investor promptly upon receipt of a Drag-Along Notice (and in any event no later than 10 days after receipt of the Drag-Along Notice). Promptly after the Drag-Along Closing, the Custodian shall give notice thereof to the Employee and shall remit to the Employee the net proceeds of such sale (reduced by the Employee’s allocable share of any amount required to be held in escrow pursuant to the terms of the purchase and sale agreement and any other expenses).

(d) The Investors are Third-Party Beneficiaries; Remedies. The Employee acknowledges and agrees that any of the Investors that takes action pursuant to this Section 7 is an intended third-party beneficiary of this Section 7, as if such Investor were a party to this Agreement directly. Following a breach or a threatened breach by the Employee of the provisions of this Section 7, the applicable Investor may obtain an injunction granting it specific performance of the Employee’s obligations under this Section 7. Whether or not the applicable Investor obtains such an injunction, and whether or not the transaction with respect to which the Drag-Along Notice relates is consummated, following such a breach or threatened breach by the Employee the Company shall have the option to purchase any or all of the Employee’s Shares at a purchase price per Share equal to the lesser of the price at which the Employee purchased such Shares from the Company or the per share consideration payable pursuant to the Drag-Along Offer. The preceding sentence shall not limit the Company’s or the Investors’ rights to recover damages (or the amount thereof) from the Employee.

(e) Expiration on a Public Offering. The provisions of this Section 7 shall terminate and cease to have further effect upon the consummation of a Public Offering; provided that such termination shall not affect any right to receive or seek damages or purchase Shares pursuant to Section 7(d).

Section 8. Holdback Agreements. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such other period as may be generally applicable to the Company’s senior-most executives in such offering or agreed by the Company’s senior-most executives with the underwriters of such offering). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such other period as may be generally applicable to the Company’s senior-most executives in such offering or agreed by the Company’s senior-most executives with the underwriters of such offering).

Section 9. Certain Definitions

(a) As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given in the Plan, and the following additional terms shall have the meanings set forth below:

“Agreement” means this Employee Stock Subscription Agreement, as amended from time to time in accordance with the terms hereof.

“Applicable Percentage” has the meaning given in Section 7(b).

“Closing” has the meaning given in Section 2(a).

“Common Stock” means the common stock, par value U.S. $0.01 per share, of the Company.

“Company” means CD&R Landscapes Parent, Inc., a Delaware corporation, provided that for purposes of determining the status of the Employee’s employment with the “Company,” such term shall include the Company and the Subsidiaries.

“Custodian” has the meaning given in Section 7(c).

“Determination Date” has the meaning given in Section 5(c).

“Drag-Along Closing” has the meaning given in Section 7(a).

“Drag-Along Notice” has the meaning given in Section 7(a).

“Employee” means the purchaser of the Shares whose name is set forth on the signature page of this Agreement; provided that following such person’s death, the “Employee” shall be deemed to include such person’s beneficiary or estate and following such person’s Disability, the “Employee” shall be deemed to include any legal representative of such person.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor statute, and the rules and regulations thereunder.

“Financing Agreements” means any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time.

“Immature Shares” the meaning given in Section 5(c).

“Option Shares” has the meaning given in Section 1(c).

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Repurchase Price” means the purchase price per Share determined in accordance with Section 5(c).

“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereto).

“Sale Notice” has the meaning given in Section 6(a).

“Second Option Period” has the meaning given in Section 5(a).

“Shares” has the meaning given in Section 1(a) and Section 1(c), and for purposes of Section 3(g), Section 4, Section 5, Section 6, Section 7 and Section 8, it also includes Common Stock delivered as dividends in respect of the Shares.

“Stock Incentive Plan” means the CD&R Landscapes Parent, Inc. Stock Incentive Plan adopted by the Board, as amended from time to time.

“Third-Party Buyer” means any Person other than (i) the Company or any of the Subsidiaries, (ii) any employee benefit plan of the Company or any of the Subsidiaries, (iii) any of the Investors and (iv) any Affiliates of any of the foregoing.

“Transfer” means any sale, assignment, transfer, pledge, encumbrance, or other direct or indirect disposition (including a hedge or other derivative transaction).

Section 10. Miscellaneous

(a) Authorization to Share Personal Data. If applicable, the Employee authorizes any Subsidiary that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or a to a third party, in each case in any jurisdiction, if and to the extent necessary or appropriate in connection with this Agreement or the administration of the Stock Incentive Plan.

(b) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, any of the Investors or the Employee, as the case may be, at the following addresses or to such other address as the Company, the Investors or the Employee, as the case may be, shall specify by notice to the others:

(i) if to the Company, to it at:

1060 Windward Ridge Parkway
Suite 170
Alpharetta, GA 30005
Attention: Doug Black
Fax: (309) 749-0085

with copies (which shall not constitute notice) to the Persons listed in clause (iv) below).

(ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee.

(iii) if to any Investor, to the Persons listed in clause (iv) below:

(iv) Copies of any notice or other communication given under this Agreement shall also be given to:

CD&R Landscapes Holdings, L.P.
c/o Clayton, Dubilier & Rice, LLC
375 Park Avenue
18th Floor
New York, New York 10152
Attention: Kenneth A. Giuriceo
Fax: (212) 407-5252

and

Deere & Company
Law Department
One John Deere Place
Moline, IL 61265

Attention: General Counsel
Fax: (309) 749-0085

with copies (each of which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Margaret Andrews Davenport, Esq.
Andrew L. Bab, Esq.
Fax: (212) 909-6836

and

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: Stephen M. Besen, Esq.
Fax: (646) 848-8902

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(c) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as otherwise provided herein with respect to the Investors, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, assigns beneficiaries, legal representatives or estate any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d) Waiver; Amendment.

(i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver by the Company of the provisions of Section 4 through and including Section 8 or this Section 10(d) must be consented to in writing by the Investors. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Employee and the Company, provided that the provisions of Section 4 through Section 8 and this Section 10 may be amended by vote of a majority (by number of shares of Common Stock) of the Employees who hold Common Stock purchased or acquired pursuant to a stock subscription agreement having comparable provisions; provided, further, that any amendment adversely affecting the rights of the Investors hereunder must be consented to by the Investors.

(e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other parties, provided that any Investor may assign from time to time all or any portion of its rights under this Agreement, to one or more Persons designated by it.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(g) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 10(g).

(h) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and the Company and the Employee shall replace the invalid or unenforceable provision by a valid and enforceable provision that has the effect nearest to that of the provision being replaced and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(i) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

(j) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

CD&R LANDSCAPES PARENT, INC.

By:
Name:
Title:

THE EMPLOYEE:

«Name»

By:
as Attorney-in-Fact
Name:

Total Number of shares of Common Stock to be Purchased:	«Shares»

Per Share Price	$134

Total Purchase Price:	$«Total_Price»

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